Exhibit 4.9

INVESTORS RIGHTS AGREEMENT

This Investor Rights Agreement (“Agreement”) is made and entered into as of June ___, 2007 by and between VEIN ASSOCIATES OF AMERICA, INC., a Florida corporation (the “Company”), and each of the individuals or entities executing a signature page to this Agreement (each, a “Stockholder” and collectively with each Stockholder executing this Agreement on the same date hereof or on an alternate Closing Date, the “Stockholders”).

Simultaneously with the execution and delivery of this Agreement, certain of the Stockholders are acquiring shares of the Company’s Series B Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), which are convertible into the Company’s common stock, par value $0.001 per share (“Common Stock”) and a warrant (“Warrant ”) to purchase shares of Common Stock, pursuant to the Subscription Agreements, which includes the series of Subscription Agreements, each dated as of the date hereof or an alternate Closing Date, entered into by the Company and certain Stockholders (the “Subscription Agreements”).

On March 20, 2006, the Company entered into a Registration Rights Agreement (the “First Registration Rights Agreements”) with the holders of its Series A Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), which are convertible into the Company’s Common Stock, pursuant to which it agreed to register the shares of Common Stock issuable upon the conversion of the Series A Preferred Stock and the exercise of the warrants issued to the holders thereof (the “Series A Holders”). The Series A Holders and the Company wish to amend the terms of the First Registration Rights Agreement and replace them in their entirety with the terms of this Agreement.

The shares of Common Stock that any Stockholder may hereafter acquire upon conversion of his, her or its shares of Series A Preferred Stock, Series B Preferred Stock and/or exercise of his, her or its Warrants are the only shares of capital stock of the Company entitled to the rights and benefits, and subject to the terms and conditions, of this Agreement, and are collectively referred to as, the “Shares .”

The Company desires to provide the Stockholders with certain rights regarding the registration of the Shares, all upon the terms and conditions set forth below.

The parties agree as follows:

1.     Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Registration Statement” means a registration statement of the Company filed under the 1934 Act covering the Common Stock.

“Additional Effective Date” means the date that the applicable Additional Registration Statement is declared effective by the SEC.

“Additional Effectiveness Deadline” means the date which is 250 calendar days after the date of the first applicable Stockholder Demand.

“Additional Registration Statement” means a Registration Statement or Registration Statements of the Company filed under the 1933 Act covering any additional Registrable Securities.

“Additional Required Registration Amount” means the Maximum Allowable Amount of the remaining unregistered Registrable Securities as of the trading day immediately preceding the applicable date of determination.

“Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

“Closing Date” means the date of the closing of each purchase and sale of Series B Preferred Stock and Warrants pursuant to the Subscription Agreements, provided there may be one or more Closing Dates.

“Effective Date” means the Initial Effective Date or an Additional Effective Date, as applicable.

“Effectiveness Deadline” means the Initial Effectiveness Deadline or an Additional Effectiveness Deadline, as applicable.

“Initial Closing Date” means the first Closing Date pursuant to the Subscription Agreements.

“Initial Effective Date” means the date that the Initial Registration Statement is declared effective by the SEC.

“Initial Effectiveness Deadline” means the date which is 250 days after the Initial Closing Date.

“Initial Registration Statement” means a Registration Statement or Registration Statements of the Company filed under the 1933 Act covering the Registrable Securities.

“Initial Required Registration Amount” means the Maximum Allowable Amount of Registrable Securities issued and issuable as of the trading day immediately preceding the applicable date of determination.

“Last Closing Date” means the latest Closing Date pursuant to the Subscription Agreements.

“Maximum Allowable Amount” means a number of shares of Common Stock equal to 33.33% (or such greater percentage as is permitted by the SEC or such lesser amount as is required or recommended by the SEC) of the issued and outstanding Common Stock of the Company that is not beneficially owned by an affiliate of the Company.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

“register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

“Registrable Securities” means the shares of Common Stock issuable upon conversion of the Series A Preferred Stock or Series B Preferred Stock and issuable upon exercise of the Warrants, together with any additional shares of Common Stock issued in a stock split or stock dividend; provided, that, such shares of Common Stock: (a) have not been previously registered pursuant to a Registration Statement that became effective and remains in effect under the 1933 Act and (b) cannot be disposed of as permitted by, and in compliance with, Rule 144(k) or Rule 145 (or successor provisions) under the 1933 Act. For clarity, the term “Registrable Securities” shall not include the warrants issued to the Series A Holders in connection with their investment in Series A Preferred Stock.

“Registration Statement” means the Initial Registration Statement or an Additional Registration Statement, as applicable.

“Required Registration Amount” means with respect to the Initial Registration Statement, the Initial Required Registration Amount or with respect to an Additional Registration Statement, the Additional Required Registration Amount, as applicable.

“Rule 415” means Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis.

“SEC” means the United States Securities and Exchange Commission.

“Stockholder Demand” means a written request by a Stockholder or Stockholders, representing at least a majority of the Registrable Securities, that the Company prepare and file an Additional Registration Statement to register Additional Registrable Securities.

2.     Amendment of First Registration Rights Agreement. Upon execution of this Agreement by (i) the Company and (ii) Series A Holders holding 51% or more of the Registrable Securities subject to the First Registration Rights Agreement, the terms of the First Registration Rights Agreement will be amended and replaced in their entirety by the terms of this Agreement. As consideration for such amendment, the Company shall issue to the Series A Holders shares in the amounts set forth in Section 2.8 of the First Registration Rights Agreement as if the events causing the issuance of such shares occurred and continued until April 28, 2007, all as set forth in Schedule 2 hereof. The Series A Holders agree that other than issuance of the shares listed on Schedule 2 hereof, no additional liquidated damages shall accrue and no additional shares shall be issued to the Series A Holders pursuant to the First Registration Rights Agreement.

3.     Registration.

3.1     Initial Mandatory Registration. The Company shall prepare and as soon as practicable file with the SEC the Initial Registration Statement on Form SB-2 covering the resale of the Maximum Allowable Amount of the Registrable Securities not registered. In the event that Form SB-2 is unavailable for such a registration, the Company shall use such other appropriate form as is available for such a registration. The Initial Registration Statement prepared pursuant hereto shall register for resale at least the number of shares of Common Stock equal to the Initial Required Registration Amount determined as of the date the Initial Registration Statement is initially filed with the SEC. The Company shall use commercially reasonable efforts to have the Initial Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Initial Effectiveness Deadline. By 9:30 am on the Business Day following the Initial Effective Date, the Company shall file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to the Initial Registration Statement.

3.2     Additional Mandatory Registration. A Stockholder may successively request in writing that the Company prepare and file with the SEC an Additional Registration Statement to register any Registrable Securities, beginning on the date which is six (6) months following the Initial Effective Date and thereafter six (6) months following the Additional Effective Date of the immediately preceding Additional Registration Statement until the earlier date of when (x) all Additional Registrable Securities have been registered on Additional Registration Statements and (y) all Additional Registrable Securities not previously registered on an Additional Registration Statement may be sold by the Stockholders without restriction under Rule 144(k) promulgated under the 1933 Act. Upon receipt of a Stockholder Demand, the Company shall (x) promptly send a copy of such Stockholder Demand to all other Stockholders and (y) prepare and, as soon as practicable, file with the SEC such Additional Registration Statement on Form SB-2 covering the resale of up to the Maximum Allowable Amount of the Additional Registrable Securities set forth on a Stockholder Demand and in any additional Stockholder Demand received at least five (5) Business Days prior to the filing. In the event that Form SB-2 is unavailable for such a registration, the Company shall use such other form as is available for such a registration on another appropriate form. The Additional Registration Statement prepared pursuant hereto shall register for resale at least the number of shares of Common Stock equal to the Additional Required Registration Amount determined as of date the Additional Registration Statement is initially filed with the SEC. The Company shall use commercially reasonable efforts to have the Additional Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Additional Effectiveness Deadline. By 9:30 am on the Business Day following the Additional Effective Date of the applicable Additional Registration Statement, the Company shall file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Additional Registration Statement.

3.3     Allocation of Registrable Securities. The number of Registrable Securities included in any Registration Statement and any increase in the number of Registrable Securities included therein shall be allocated pro rata among the Stockholders based on the number of Registrable Securities held by each Stockholder as of the Last Closing Date. The foregoing sentence notwithstanding, in the event that a Stockholder sells or otherwise transfers any of such Stockholders Registrable Securities in a private transaction, whereby such sale includes the transfer of any registration rights associated with the Registrable Securities sold, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor.

3.4     Effect of Failure to Obtain and Maintain Effectiveness of Registration Statement. If (i) a Registration Statement covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is not declared effective by the SEC on or before the respective Effectiveness Deadline (an "Effectiveness Failure") or (ii) on any day after the applicable Effective Date sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made pursuant to such Registration Statement (a "Maintenance Failure") then, as relief for the damages to any holder of Securities by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock, the Company shall issue, pro rata, to the holders of Registrable Securities relating to such Registration Statement an amount of shares of Common Stock (“Penalty Shares”) equal to one percent (1.0%) of the number of Registrable Securities included in such Registration Statement on each of the following dates: (i) every thirtieth day after the day of an Effectiveness Failure (pro rated for periods totaling less than thirty days) thereafter until such Effectiveness Failure is cured; and (ii) on every thirtieth day after the initial day of a Maintenance Failure (pro rated for periods totaling less than thirty days) thereafter until such Maintenance Failure is cured (each of the foregoing, a "Payment Date"). For the avoidance of doubt, if any Effectiveness Deadline falls on a date that is not a Business Day, then such Effectiveness Deadline shall be the next Business Day. Notwithstanding anything herein to the contrary, in no event shall the Company be required to issue Penalty Shares under this Section 3.4 (i) in excess of twenty percent (20%) of the aggregate Registrable Securities for all Stockholders, (ii) in connection with any Registrable Securities excluded from a Registration Statement by election of a Stockholder, and (iii) to the extent such Effectiveness Failure for which such Penalty Shares are due is caused by the Company's inability to file a Registration Statement or have a Registration Statement declared effective, as applicable, due to comments from the SEC relating to the number of shares being registered on such Registration Statement or the Stockholders being deemed affiliates or control persons of the Company under Rule 415.

3.5     Mandatory Registration Under the 1934 Act. The Company shall prepare and as soon as practicable file with the SEC the 1934 Act Registration Statement on such appropriate form as is available for such a registration covering the Common Stock. The Company shall use commercially reasonable efforts to have the 1934 Act Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Initial Effectiveness Deadline.

4.     Registration Procedures.

4.1     Obligations of the Company. In connection with the registration of any Registrable Securities under the 1933 Act as provided in Section 3, the Company shall:

(a)     prepare and file with the SEC the requisite Registration Statement to effect such registration and thereafter use commercially reasonable efforts to cause such Registration Statement to become and remain effective (subject to clause (b) below);

(b)     prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities covered by such Registration Statement for such period as shall be required for the disposition of all of such Registrable Securities;

(c)     furnish to the Stockholders such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the 1933 Act, in conformity with the requirements of the 1933 Act, and such other documents as the Stockholders may reasonably request;

(d)     use commercially reasonable efforts (x) to register or qualify all Registrable Securities and other securities covered by such Registration Statement under such other securities or blue sky laws of such states of the United States of America where an exemption is not available and as the Stockholders shall reasonably request, (y) to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and (z) to take any other action that may reasonably be necessary or advisable to enable the Stockholders to consummate a disposition of all or any portion of the Registrable Securities in such jurisdictions where the Registrable Securities are to be sold by the Stockholders, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this paragraph (d), be obligated to be so qualified or to so consent to general service of process in any such jurisdiction;

(e)     notify the Stockholders when a prospectus relating thereto is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and at the request of the Stockholders promptly prepare and furnish to them a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and

(f)     pay all expenses incident to the Company’s performance of or compliance with its obligations hereunder, including, without limitation, all listing fees, all printing expenses, the filing fees of the NASD pursuant to NASD Rule 2710, the fees and disbursements of counsel for the Company, its independent public accountants and of one counsel to the Stockholders; provided, however, that the foregoing obligation of the Company shall exclude, and the Stockholders shall pay, underwriters fees and underwriting discounts and commissions in respect of the Registrable Securities being registered hereunder.

4.2     Obligations of the Stockholders.

(a)     The Company may require the Stockholders to furnish the Company such information regarding the Stockholders and the distribution of the Stockholders’ Registrable Securities as the Company may from time to time reasonably request in writing, based on its reasonable belief that such information is required to be disclosed in the Registration Statement pursuant to the 1933 Act and applicable state securities laws.

(b)     Upon receipt of any notice from the Company of the happening of an event of the kind described in Section 4.1(e), the Stockholders shall forthwith discontinue their disposition of Registrable Securities pursuant to the Registration Statement until the Stockholders’ receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.1(e) and, if so directed by the Company, the Stockholders shall deliver to the Company all copies, other than permanent file copies, then in the Stockholders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

5.     Independent Directors

5.1     Independent Board of Directors. If on any day after the date of this Agreement, for a continuous period of 120 days (i) the board of directors shall not be composed in the majority of qualified independent directors, as defined by the rules of the NASDAQ (an “Board Independence Failure”), or (ii) the audit and compensation committees of the board of directors shall not be composed in the majority of qualified independent directors, as defined by the rules of the NASDAQ (an “Committee Independence Failure”), then, as relief for any damages, the Company shall issue, pro rata, to the holders of Registrable Securities, Penalty Shares equal to three percent (3%) of the purchase price (calculated according to the Stockholder’s respective Subscription Agreement) on each of the following dates: (i) every thirtieth day after the day of an Board Independence Failure (pro rated for periods totaling less than thirty days) thereafter until such Board Independence Failure is cured; and (ii) on every thirtieth day after the initial day of a Committee Independence Failure (pro rated for periods totaling less than thirty days) thereafter until such Committee Independence Failure is cured. The parties hereto agree that the only damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages.

6.     Indemnification.

6.1     Indemnification by the Company. In the event of any Registration Statement filed pursuant to Section 3, the Company shall indemnify and hold harmless the Stockholders and their respective directors, officers and affiliates and each other individual or entity, if any, who controls (within the meaning of the 1933 Act) any Stockholder (each of the foregoing, a “Stockholder Indemnitee”), insofar as losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) (“Losses”) to a Stockholder Indemnitee arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement, any preliminary prospectus, final prospectus, or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary prospectus, final prospectus, or summary prospectus, in light of the circumstances in which they were made) not misleading, and the Company shall reimburse each Stockholder Indemnitee for any legal or any other fees, costs and expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of a Stockholder or such underwriter, as the case may be, for use in the preparation thereof; and provided, further, however, that the Company shall not be liable to any Stockholder Indemnitee in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such person’s failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in such final prospectus so long as such final prospectus, and any amendments or supplements thereto, have been furnished to such underwriter or any Stockholder, as applicable.

6.2     Indemnification by the Stockholders. If any Registrable Securities are included in any Registration Statement, the Stockholders of such Registrable Securities so registered shall, severally and not jointly, indemnify and hold harmless the Company and each director, officer and affiliate of the Company, and each other individual or entity, if any, who controls (within the meaning of the 1933 Act) the Company (each of the foregoing, a “Company Indemnitee”) insofar as Losses to a Company Indemnitee arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or an omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary prospectus, final prospectus, or summary prospectus, in light of the circumstances in which they were made) not misleading, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information pertaining to such Stockholder and furnished to the Company by such Stockholder for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, provided, however, that no Stockholder shall have any liability under this Section 6.2 for any amount in excess of the net proceeds actually received by such Stockholder from the sale of Registrable Securities included in such Registration Statement.

6.3     Notice of Claims, Etc.

(a)     Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Sections 6.1 or 6.2, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, immediately give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its indemnity obligations, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in the reasonable judgment of counsel for such indemnified party, a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim (in which case the indemnified party shall be entitled to retain separate counsel as provided below), the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish and at any time, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs related to the indemnified party’s cooperation with the indemnifying party; provided, however, that the indemnified party may, at its own expense, retain separate counsel to participate in such defense.

(b)     No indemnifying party shall be liable for any settlement of any action or proceeding affected without its written consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

6.4     Contribution. If indemnification shall for any reason be held by a court to be unavailable to an indemnified party in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under Sections 6.1 or 6.2, as applicable, the indemnified party and the indemnifying party shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (a) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Stockholders on the other hand that resulted in such loss, claim, damage or liability, or action in respect thereof, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations or (b) if the allocation provided by item (a) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Stockholders on the other, as determined by a court of competent jurisdiction. No individual or entity guilty of fraudulent misrepresentation (within the meaning of the 1933 Act) shall be entitled to contribution from any individual or entity that was not guilty of such fraudulent misrepresentation. In addition, no individual or entity shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim, affected without such individual or entity’s consent, which consent shall not be unreasonably withheld.

7.     Miscellaneous.

7.1     Reorganization, Consolidation, Merger, etc. In case that at any time the Company shall (a) effect an exchange or conversion of the Common Stock for or into securities of another corporation or other entity, (b) effect a consolidation or merger of the Company with or into any other person (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), or (c) effect a sale, lease or other conveyance of all or substantially all of the assets of the Company, the Company shall, as a condition to the consummation of such transaction, cause its successor in interest to assume all of its obligations under this Agreement.

7.2     Notices; Etc. All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing signed by the sender, and shall be deemed duly given (a) on the date delivered if personally delivered; (b) on the date sent by telecopier with automatic confirmation by the transmitting machine showing the proper number of pages were transmitted without error; (c) on the next business day after being sent by Federal Express or other recognized overnight mail service for next day or next business day delivery; or (d) five business days after mailing, if mailed by United States postage-prepaid certified or registered mail, return receipt requested, in each case addressed to the parties at the following addresses or telecopier numbers (or such other address or telecopier number as may be specified in a notice given in accordance with the provisions hereof):

If to the Company:

400 International Parkway

Suite 100

Heathrow, Florida 32746

Attention: Chief Financial Officer

Telecopier No.: (407) 708-5819

with a copy to:

Troutman Sanders LLP

405 Lexington Avenue

New York, New York 10174

Attention: Uri Doron

Telecopier No.: (212) 704-5928

If to a Stockholder, to the address or telecopier number of such Stockholder set forth on the signature pages below.

7.3     Waivers. No course of dealing and no delay on the part of any party hereto in exercising any right, power or remedy conferred by this Agreement shall operate as a waiver thereof or otherwise prejudice such party’s rights, powers and remedies conferred by this Agreement or shall preclude any other or further exercise thereof or the exercise of any other right, power and remedy. The Company may waive performance of any obligation owing to it, as to some or all of the Stockholders, or agree to accept alternatives to such performance, without obtaining the consent of any Stockholder.

7.4     Binding Effect; Assignability. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the respective parties and their permitted successors and assigns and to each transferee of all or any portion of the Shares held by the parties hereto as expressly set forth in the written instrument that facilitates the transfer to such transferee. A Stockholder may only assign or transfer his, her or its rights hereunder in accordance with a transfer of his, her or its Shares and only pursuant to a written instrument in form and substance satisfactory to the Company in which the transferee agrees to assume the obligations of such Stockholder hereunder.

7.5     Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

7.6     Amendment, Etc. No term or provision of this Agreement may be amended, waived, altered, modified, rescinded or terminated except by a written instrument signed by the Company and the holders of at least a majority in interest of the Registrable Securities, and any such amendment, waiver, alteration, modification, rescission or termination shall be binding on all of the Stockholders.

7.7     Law Governing. This Agreement shall be governed by and construed in accordance with the law of the state of New York, applicable to agreements made and to be performed entirely in New York, without regard to the principals of conflicts of law of such state.

7.8     Entire Agreement. This Agreement contains, and is intended as, a complete statement of all the terms of the arrangements between the parties with respect to the matters provided for, supersedes any previous agreements and understandings between the parties with respect to those matters and cannot be changed or terminated orally.

7.9     Legal Fees. In the event that it becomes necessary for any of the parties hereto to retain legal counsel to enforce such party’s rights under this Agreement and such party prevails in such enforcement, all reasonable out-of-pocket costs and expenses and all reasonable out-of-pocket attorneys’ fees associated with the retention of such counsel shall be borne by the other parties hereto with respect to whom the enforcing party shall have enforced its rights.

[The next pages are the signature pages]

The parties have executed and delivered this Investors Rights Agreement as of the date first written above.

The Company:	VEIN ASSOCIATES OF AMERICA, INC. By: ______________________________ Name: Title:
The Stockholder:

___________________________________

Name of Stockholder (Print)

___________________________________

Signature of Stockholder

___________________________________

Capacity (for entities)

___________________________________

Name of Joint Stockholder (if any)

___________________________________

Signature of Joint Stockholder (if any)

Address: ____________________________
___________________________________
___________________________________

Telecopier No.: ______________________